UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2007

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(Date of earliest event reported)

SMART-TEK SOLUTIONS, INC.

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(Exact name of registrant as specified in its charter)

            Nevada                   000-29895                98-0206542

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

3702 South Virginia Street, G12-401

Reno, NV 89502

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(Address of principal offices, including Zip Code)

(604) 628-8161

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(Registrant's telephone number, including area code)

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(Former name or Former Address, if Changed Since Last Report)

Item 4.01  Changes in Registrant’s Certifying Accountant

On February 10, 2007, Weinberg and Company, P.A. were terminated as the Company’s independent registered public accounting firm.

Weinberg and Company, P.A audited the Company’s financial statements for the fiscal years ended June 30, 2006 and 2005.  Weinberg and Company’s report on our financial statements for the years ended June 30, 2006 and 2005 (“Audit Period”) did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph discussing the Company’s inability to continue as a going concern. During the Audit Period, and through February 10, 2007, there were no disagreements with Weinberg and Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure,  which disagreements, if not resolved to the satisfaction of Weinberg and Company, P.A., would have caused it to make reference to the subject matter of the disagreements in connection with its  report, and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

We have provided a copy of this disclosure to Weinberg and Company and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree as required pursuant to Item 304(a)(3). A copy of the letter, dated February 12, 2007, is attached hereto as Exhibit 16.2.

Effective as of February 10, 2007, the Company engaged John Kinross-Kennedy, CPA (“Kennedy”) as its new independent registered public accountant. The decision to engage Kennedy was made and approved by the Company’s Board of Directors.

During the two most recent fiscal years and through February 10, 2007, the Company has not consulted with Kennedy regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01  Financial Statements and Exhibits

(a) Exhibits

16.2 Letter from Weinberg and Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Smart-tek Solutions, Inc.

By: /s/ Perry Law

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    Perry Law, President and CEO

Date:  February 16, 2007